Exhibit 3.117

State of California Secretary of State

I, DEBRA BOWEN, Secretary of State of the State of California, hereby certify:

That the attached transcript of 2 page(s) was prepared by and in this office from the record on file, of which it purports to be a copy, and that it is full, true and correct.

IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this day of
JUN 30 2010
/s/ DEBRA BOWEN DEBRA BOWEN Secretary of State

Sec/State From CE 108 (REV 1/2007)

2001274

ARTICLES OF INCORPORATION OF SECOND FOUNDATION, INC.	FILED In the office of the Secretary of State of the State of California FEB 10 1997 /s/ Bill Jones BILL JONES, Secretary of State

I

The name of this Corporation is Second Foundation, Inc

II

The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

III

The name and address in the State of California of this Corporation’s initial agent for service of process is:

William R. Conklin

Attorney at Law

2317 Broadway, Suite 240

Redwood City, CA 94063

IV

This Corporation is authorized to issue only one class of shares of stock; and the total number of shares which this Corporation is to issue is 2,500.

Dated: February 6, 1997

/s/ WILLIAM R. CONKLIN
WILLIAM R. CONKLIN

I do hereby declare under penalty of perjury that I am the person who executed the foregoing Articles of Incorporation which execution is my act and deed.

/s/ WILLIAM R. CONKLIN
WILLIAM R. CONKLIN

A0547455

# 2001274 CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION OF SECOND FOUNDATION, INC.	FILED In the office of the Secretary of State of the State of California JUN 22 2008 /s/ Bill Jones BILL JONES, Secretary of State

Raman Kapur and Pradeep S. Bakshi certify that:

1. they are the President and the Secretary, respectively, of Second Foundation, Inc., a California corporation.

2. Article Four of the Articles of Incorporation of this corporation is amended to read as follows:

This corporation is authorized to issue only one class of shares of stock, which shall be designated common stock. The total number of shares the corporation is authorized to issue is One Hundred Million (100,000,000) shares.

3. The foregoing amendment of the Articles of Incorporation has been duly approved by the Board of Directors.

4. The foregoing amendment of the Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 903 of the California Corporation’s Code. The total number of outstanding shares of capital stock of the corporation is 300, all of which voted in favor of the amendment.

I further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of my own knowledge.

Dated as of June 15, 2000.

/s/ Raman Kapur
Raman Kapur, President

/s/ Pradeep S. Bakshi
Pradeep S. Bakshi, Secretary

ARTICLES-AMENDMENT061500